Exhibit 99.1

Contacts:
Jay Bullock	Matt Coyle
Chief Financial Officer	VP, Investor Relations
441.278.3727	617.235.6147

ARGO GROUP ANNOUNCES 2012 THIRD QUARTER AND NINE MONTH RESULTS

HAMILTON, Bermuda (Nov. 5, 2012) – Argo Group International Holdings, Ltd. (NasdaqGS: AGII), an international underwriter of specialty insurance and reinsurance products, today announced financial results for the three and nine months ended September 30, 2012.

"The Company posted another quarter of improved results with profitable growth in three of our four business segments,” said Mark E. Watson III, CEO of Argo Group. ”The environment for both underwriting and investing remains challenging but our focus on expanding our business while improving our operating margins continues to yield results.”

HIGHLIGHTS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2012:
•	Gross written premiums were $485.5 million, an increase of $37.0 million or 8.2% over the third quarter of 2011.
•	Pre-tax income was $17.7 million compared to a pre-tax loss of $4.0 million in the third quarter of 2011.
•	Pre-tax operating income1 was $19.1 million compared to a pre-tax operating loss1 of $9.8 million in the third quarter of 2011.
•	Net income was $13.4 million or $0.52 per diluted share compared to a net loss of $10.8 million or $0.39 per diluted share in the third quarter of 2011.
•	Net operating income1 per diluted share was $0.59 compared to a net operating loss1 per diluted share of $0.31 in the third quarter of 2011.
•
Estimated pre-tax catastrophe losses net of reinsurance and estimated reinstatement premiums were $13.9 million.  In the third quarter of 2011, pre-tax catastrophe losses net of reinsurance and estimated reinstatement premiums and aggregate reinsurance cover losses were $26.7 million and $9.3 million, respectively.

•
The combined ratio was 102.3% compared to 113.3% in the third quarter of 2011.  The combined ratio was negatively impacted by catastrophe losses equal to 4.6 and 10.0 loss ratio points, respectively, in the third quarters of 2012 and 2011.

•	Book value per share (BVPS) was $61.41 at September 30, 2012, an increase of 10.4% from $55.60 at December 31, 2011.

1 – Results are before net realized investment gains and foreign currency exchange (gains) losses.

- more -

HIGHLIGHTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012:
•	Gross written premiums were $1.4 billion, an increase of $153.0 million or 12.7% over the first nine months of 2011.
•	Pre-tax income was $70.8 million compared to a pre-tax loss of $70.0 million for the first nine months of 2011.
•	Pre-tax operating income1 was $54.9 million compared to a pre-tax operating loss1 of $96.6 million for the first nine months of 2011.
•	Net income was $57.0 million or $2.18 per diluted share compared to a net loss of $83.3 million or $3.04 per diluted share for the first nine months of 2011.
•	Net operating income1 per diluted share was $1.68 compared to a net operating loss1 per diluted share of $3.00 for the first nine months of 2011.
•
Estimated pre-tax catastrophe losses net of reinsurance and estimated reinstatement premiums were $21.9 million.  For the nine months ended September 30, 2011, pre-tax catastrophe losses net of reinsurance and estimated reinstatement premiums and aggregate reinsurance cover losses were $171.6 million and $9.3 million, respectively.

•
The combined ratio was 102.7% compared to 122.3% for the first nine months of 2011. The combined ratio was negatively impacted by catastrophe losses equal to 2.5 and 21.4 loss ratio points, respectively, for the nine months ended September 30, 2012 and 2011.

1 – Results are before net realized investment gains and foreign currency exchange (gains) losses.

OTHER QUARTER HIGHLIGHTS:
•
During the third quarter, Argo Group repurchased $10.2 million or 335,982 shares of its outstanding common stock at an average share price of $30.34.  During the first nine months of 2012, the Company repurchased $37.6 million or 1,276,904 shares of its outstanding common stock, which represents 4.9% of shares outstanding at December 31, 2011.

FINANCIAL RESULTS
For the three months ended September 30, 2012, Argo Group reported net income of $13.4 million or $0.52 per diluted share.  In the third quarter of 2012, the Company produced net operating income after tax of $15.3 million or $0.59 per diluted share.  These results were impacted by third quarter 2012 pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums, of $13.9 million, including $11.8 million from Hurricane Isaac.  By comparison, the third quarter of 2011 produced a net loss of $10.8 million or $0.39 per diluted share.  In the third quarter of 2011, the Company produced a net operating loss after tax of $8.3 million or $0.31 per diluted share.  Third quarter 2011 results were impacted by pre-tax catastrophe losses net of estimated reinstatement premiums of $26.7 million.  The difference between net income and net operating income for the three months ended September 30, 2012, reflects $8.3 million of pre-tax realized investment gains associated with the Company’s investment portfolio and a $9.7 million pre-tax foreign currency exchange loss.  (See the complete reconciliation in the attached tables.) Included in the results for the three months ended September 30, 2012, was favorable prior year loss development of $10.4 million versus favorable prior year loss development of $2.0 million for the three months ended September 30, 2011.

- more -

Gross written premiums for the three months ended September 30, 2012 and 2011, were $485.5 million and $448.5 million, respectively. Total revenue for the three months ended September 30, 2012 and 2011, was $344.5 million and $306.2 million, respectively.  Earned premiums for the three months ended September 30, 2012 and 2011, were $304.3 million and $270.9 million, respectively. Net investment income for the three months ended September 30, 2012 and 2011, was $28.9 million and $30.0 million, respectively.  For the three months ended September 30, 2012, the Company reported net realized investment gains of $8.3 million versus net realized investment gains of $3.9 million for the same three-month period in 2011.

Argo Group's combined ratio for the three months ended September 30, 2012 and 2011, was 102.3% and 113.3%, respectively.  Argo Group’s third quarter 2012 combined ratios for each business segment were as follows: Excess & Surplus Lines at 95.0%; Commercial Specialty at 113.1%; International Specialty at 85.4%; and Syndicate 1200 at 90.7%.

For the nine months ended September 30, 2012, Argo Group reported net income of $57.0 million or $2.18 per diluted share.  In the first nine months of 2012, the Company produced net operating income after tax of $43.9 million or $1.68 per diluted share.  Results in the first nine months of 2012 were impacted by pre-tax catastrophe losses, net of reinsurance and estimated reinstatement premiums, of $21.9 million, including $11.8 million from Hurricane Isaac.  By comparison, the first nine months of 2011 produced a net loss of $83.3 million or $3.04 per diluted share.  In the first nine months of 2011, the Company produced a net operating loss after tax of $82.1 million or $3.00 per diluted share.  Results in the first nine months of 2011 were impacted by pre-tax catastrophe losses net of reinsurance and estimated reinstatement premiums of $171.6 million.  The difference between net income and net operating income for the first nine months of 2012 reflects $18.7 million of pre-tax realized gains associated with the Company’s investment portfolio and a $2.8 million pre-tax foreign currency exchange loss.  (See the complete reconciliation in the attached tables.) Included in the results for the first nine months of 2012 was favorable prior year reserve development of $17.8 million versus unfavorable prior year reserve development of $1.6 million for the first nine months of 2011.

Gross written premiums for the first nine months of 2012 were $1.4 billion compared to $1.2 billion in the first nine months of 2011.  Total revenue for the first nine months of 2012 was $985.6 million compared to $939.8 million in the first nine months of 2011.  Earned premiums for the first nine months of 2012 were $871.8 million compared to $804.0 million in the first nine months of 2011.  Net investment income for the first nine months of 2012 and 2011, respectively, was $90.3 million and $96.3 million.  Net realized investment gains for the nine months ended September 30, 2012 and 2011, were $18.7 million and $37.7 million, respectively.

Argo Group's combined ratio for the first nine months of 2012 was 102.7% compared to 122.3% in the first nine months of 2011.  The combined ratios for each business segment in the first nine months of 2012 were as follows: Excess & Surplus Lines at 91.7%; Commercial Specialty at 112.6%; International Specialty at 82.1%; and Syndicate 1200 at 97.1%.

- more -

At September 30, 2012, the investment portfolio totaled $4.3 billion with a net pre-tax unrealized gain of approximately $332.9 million.

On October 29, 2012, Hurricane Sandy impacted the Mid-Atlantic and Northeast coasts of the United States, making landfall in New Jersey.  Given the recent nature of these events, it is not yet possible to reasonably estimate losses given the significant unknowns, the early stage of the damage assessment process and the unusual nature of this storm.

SEGMENT RESULTS
Excess & Surplus Lines (E&S) – In the third quarter of 2012, gross written premiums for E&S totaled $131.7 million, resulting in pre-tax operating income of $15.1 million.  This compares to gross written premiums of $117.0 million and pre-tax operating income of $21.1 million in the third quarter of 2011.  The combined ratios for the third quarters of 2012 and 2011 were 95.0% and 90.3%, respectively.  The underwriting results for the three months ended September 30, 2012, include favorable prior year loss development of $11.8 million, compared to favorable prior year loss development of $15.6 million for the same period in 2011. The combined ratio was negatively impacted in the third quarter of 2012 by 7.8 loss ratio points due to $7.8 million of catastrophe losses net of reinsurance and estimated reinstatement premiums. The combined ratio for the same three-month period in 2011 was negatively impacted by 2.2 loss ratio points due to $2.2 million of catastrophe losses net of reinsurance and estimated reinstatement premiums.

In the first nine months of 2012, gross written premiums for E&S totaled $382.9 million, resulting in pre-tax operating income of $56.3 million.  This compares to gross written premiums of $357.3 million and pre-tax operating income of $41.6 million in the first nine months of 2011.  The combined ratios for the first nine months of 2012 and 2011 were 91.7% and 98.4%, respectively.  The underwriting results in the first nine months of 2012 include favorable prior year loss development of $33.5 million, compared to favorable prior year loss development of $17.8 million in the first nine months of 2011.  The combined ratio was negatively impacted in the first nine months of 2012 by 3.3 loss ratio points due to $10.0 million of catastrophe losses net of reinsurance and estimated reinstatement premiums. The combined ratio for the same nine-month period in 2011 was negatively impacted by 2.6 loss ratio points due to $7.9 million of catastrophe losses net of reinsurance and estimated reinstatement premiums.

Commercial Specialty – In the third quarter of 2012, gross written premiums for Commercial Specialty were $144.8 million, resulting in a pre-tax operating loss of $2.7 million.  This compares to gross written premiums of $151.9 million and a pre-tax operating loss of $1.2 million in the third quarter of 2011.  The combined ratios for the third quarters of 2012 and 2011 were 113.1% and 108.9%, respectively.  The underwriting results for the third quarter of 2012 include unfavorable prior year loss development of $0.6 million compared to unfavorable prior year loss development of $3.9 million in the third quarter of 2011.  The combined ratio was negatively impacted in the third quarter of 2012 by 4.7 loss ratio points due to $3.7 million of catastrophe losses, net of reinsurance and estimated reinstatement premiums. The combined ratio for the same three-month period in 2011 was negatively impacted by 8.9 loss ratio points due to $7.3 million of catastrophe losses net of reinsurance and estimated reinstatement premiums.

- more -

In the first nine months of 2012, gross written premiums for Commercial Specialty were $345.2 million, resulting in a pre-tax operating loss of $11.8 million.  This compares to gross written premiums of $335.1 million and a pre-tax operating loss of $7.3 million in the first nine months of 2011.  The combined ratios for the first nine months of 2012 and 2011 were 112.6% and 110.7%, respectively. The underwriting results in the first nine months of 2012 include unfavorable prior year loss development of $18.6 million compared to unfavorable prior year loss development of $4.7 million in the first nine months of 2011.  The combined ratio was negatively impacted in the first nine months of 2012 by 3.3 loss ratio points due to $7.9 million of catastrophe losses net of reinsurance and estimated reinstatement premiums. The combined ratio for the same nine-month period in 2011 was negatively impacted by 9.0 loss ratio points due to $22.0 million of catastrophe losses net of reinsurance and estimated reinstatement premiums.

International Specialty – In the third quarter of 2012, gross written premiums for International Specialty were $60.2 million, resulting in pre-tax operating income of $6.6 million.  This compares to gross written premiums of $44.4 million and a pre-tax operating loss of $13.1 million in the third quarter of 2011.  The combined ratios for the third quarters of 2012 and 2011 were 85.4% and 169.1%, respectively.  The underwriting results for the third quarter of 2012 include favorable prior year loss development of $0.9 million compared to unfavorable prior year loss development of $0.2 million in the third quarter of 2011.  The combined ratio was favorably impacted in the third quarter of 2012 by a 2.0 point reduction in the loss ratio due to a decrease in the Company’s estimates of first half catastrophe events. The combined ratio for the third quarter of 2011 was negatively impacted by 67.3 loss ratio points due to $14.7 million of catastrophe losses net of reinsurance and estimated reinstatement premiums.

In the first nine months of 2012, gross written premiums for International Specialty were $202.1 million, resulting in pre-tax operating income of $22.0 million.  This compares to gross written premiums of $174.5 million and a pre-tax operating loss of $63.9 million in the first nine months of 2011.  The combined ratios for the first nine months of 2012 and 2011 were 82.1% and 191.8%, respectively.  The underwriting results for the first nine months of 2012 include favorable prior year loss development of $4.5 million compared to favorable prior year loss development of $3.6 million in the first nine months of 2011.  The combined ratio for International Specialty was negatively impacted in the first nine months of 2012 by 1.2 loss ratio points due to $1.0 million of catastrophe losses net of reinsurance and estimated reinstatement premiums.  The combined ratio for the first nine months of 2011 was negatively impacted by 127.0 loss ratio points due to $93.6 million of catastrophe losses net of reinsurance and estimated reinstatement premiums.

- more -

Syndicate 1200 – In the third quarter of 2012, gross written premiums for Syndicate 1200 were $148.2 million, resulting in pre-tax operating income of $11.8 million.  This compares to gross written premiums of $135.2 million and a pre-tax operating loss of $4.7 million in the third quarter of 2011.  The combined ratios for the third quarters of 2012 and 2011 were 90.7% and 112.9%, respectively.  The underwriting results in the third quarter of 2012 include favorable prior year loss development of $2.1 million compared to unfavorable prior year loss development of $3.2 million in the third quarter of 2011.  The combined ratio was negatively impacted in the third quarter of 2012 by 3.3 loss ratio points due to $3.0 million of catastrophe losses net of reinsurance and estimated reinstatement premiums. The combined ratio for the third quarter of 2011 was negatively impacted by 3.9 loss ratio points due to $2.5 million of catastrophe losses net of reinsurance and estimated reinstatement premiums.

In the first nine months of 2012, gross written premiums for Syndicate 1200 were $424.5 million, resulting in pre-tax operating income of $18.0 million.  This compares to gross written premiums of $335.7 million and a pre-tax operating loss of $49.0 million in the first nine months of 2011.  The combined ratios for the first nine months of 2012 and 2011 were 97.1% and 132.5%, respectively.  The underwriting results for the first nine months of 2012 include favorable prior year loss development of $4.4 million compared to unfavorable prior year loss development of $14.8 million in the first nine months of 2011.  The combined ratio in the first nine months of 2012 was negatively impacted by 1.3 loss ratio points due to $3.0 million of catastrophe losses net of reinsurance and estimated reinstatement premiums.  The combined ratio for the first nine months of 2011 was negatively impacted by 25.1 loss ratio points due to $48.1 million of catastrophe losses net of reinsurance and estimated reinstatement premiums.

Run-off Segment – Argo Group’s Run-off segment includes financial results for (a) asbestos and environmental liabilities; (b) the former Risk Management segment; and (c) all legacy operations for PXRE Group.  For the third quarter of 2012, the Run-off segment produced a pre-tax operating loss of $2.5 million compared to a pre-tax operating loss of $5.8 million for the third quarter of 2011.  Run-off results for the third quarter of 2012 include unfavorable prior year loss development of $3.8 million compared to unfavorable prior year loss development of $6.3 million in the third quarter of 2011.  The unfavorable prior year loss development in the third quarter of 2012 included $5.5 million of unfavorable development in asbestos driven by increased defense costs on policies written on a direct basis which was partially offset by favorable prior year loss development in other Run-off lines. The unfavorable prior year loss development in the third quarter of 2011 included $9.7 million of unfavorable development in asbestos and environmental which was partially offset by favorable prior year loss development in other Run-off lines.

In the first nine months of 2012, the Run-off segment produced a pre-tax operating loss of $1.5 million compared to a pre-tax operating loss of $2.0 million in the first nine months of 2011.  Results for the first nine months of 2012 include unfavorable prior year loss development of $6.0 million compared to unfavorable prior year loss development of $3.5 million in the first nine months of 2011.

- more -

CONFERENCE CALL
Argo Group management will conduct an investor conference call starting at 8 a.m. EST (9 a.m. AST) tomorrow, November 6, 2012.

A live webcast of the conference call can be accessed by visiting Argo Group’s Investor Relations Website at http://www.argolimited.com/pages/investors/events-and-webcasts.  Participants inside the U.S. and Canada can access the call by phone by dialing (888) 771-4383 (pass code: 33565447).  Callers dialing from outside the U.S. and Canada can access the call by dialing (847) 585-4407 (pass code: 33565447).

To expedite access to the call and minimize hold times, participants can pre-register for the call by visiting: http://www.yourconferencecenter.com/r.aspx?p=1&a=UckLmSjNuklvnq.

A webcast replay will be available shortly after the conference call and can be accessed at http://www.argolimited.com/pages/investors/events-and-webcasts.  In addition, a telephone replay of the call will be available through November 13, 2012, to callers from inside the U.S. and Canada by dialing (888) 843-7419 (pass code: 7009852#).  Callers dialing from outside the U.S. and Canada can access the telephone replay by dialing (630) 652-3042 (pass code: 7009852#).

ABOUT ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
Argo Group International Holdings, Ltd. (NasdaqGS: AGII) is an international underwriter of specialty insurance and reinsurance products in the property and casualty market.  Argo Group offers a full line of products and services designed to meet the unique coverage and claims handling needs of businesses in four primary segments: Excess & Surplus Lines, Commercial Specialty, International Specialty and Syndicate 1200.  Argo Group's insurance subsidiaries are A. M. Best-rated 'A' (Excellent) (third highest rating out of 16 rating classifications) with a stable outlook, and Argo's U.S. insurance subsidiaries are Standard and Poor's-rated 'A-' (Strong) with a stable outlook. More information on Argo Group and its subsidiaries is available at www.argolimited.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain statements that are Òforward-looking statementsÓ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are qualified by the inherent risks and uncertainties surrounding future expectations generally and also may differ materially from actual future experience involving any one or more of such statements. For a more detailed discussion of such risks and uncertainties, see Argo Group's filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Argo Group that Argo Group's objectives will be achieved. Argo Group undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

- more -

(financial tables follow)

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2012	2011
	(unaudited)	(as adjusted)
Assets
Total investments	$4,344.9	$4,147.5
Cash and cash equivalents	142.7	100.9
Accrued investment income	28.8	32.3
Receivables	1,419.4	1,453.1
Goodwill and intangible assets	242.2	246.8
Deferred acquisition costs	107.7	101.5
Ceded unearned premiums	213.0	179.4
Other assets	151.1	116.8
Total assets	$6,649.8	$6,378.3

Liabilities and Shareholders' Equity
Reserves for losses and loss adjustment expenses	$3,227.9	$3,291.1
Unearned premiums	787.0	658.2
Ceded reinsurance payable	368.0	424.5
Senior unsecured fixed rate notes	143.8	-
Other indebtedness	64.5	65.5
Junior subordinated debentures	311.5	311.5
Other liabilities	205.2	164.5
Total liabilities	5,107.9	4,915.3

Total shareholders' equity	1,541.9	1,463.0
Total liabilities and shareholders' equity	$6,649.8	$6,378.3

Book value per common share	$61.41	$55.60

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
FINANCIAL HIGHLIGHTS
ALL SEGMENTS
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
		as adjusted		as adjusted
	(unaudited)		(unaudited)

Gross Written Premiums	$485.5	$448.5	$1,356.0	$1,203.0
Net Written Premiums	364.3	295.1	967.0	822.8

Earned Premiums	304.3	270.9	871.8	804.0
Net Investment Income	28.9	30.0	90.3	96.3
Net Realized Investment Gains	8.3	3.9	18.7	37.7
Fee Income, net	3.0	1.4	4.8	1.8
Total Revenue	344.5	306.2	985.6	939.8

Losses and Loss Adjustment Expenses	186.3	199.6	527.9	664.4
Other Reinsurance-Related Expenses	7.0	2.7	20.8	3.1
Underwriting, Acquisition and Insurance Expenses	118.0	104.2	346.3	314.7
Interest Expense	5.8	5.6	17.0	16.5
Foreign Currency Exchange Loss (Gain)	9.7	(1.9)	2.8	11.1
Total Expenses	326.8	310.2	914.8	1,009.8

Income (Loss) Before Taxes	17.7	(4.0)	70.8	(70.0)
Income Tax Provision	4.3	6.8	13.8	13.3
Net Income (Loss)	$13.4	$(10.8)	$57.0	$(83.3)

Net Income (Loss) per Common Share (Basic)	$0.53	$(0.39)	$2.22	$(3.04)

Net Income (Loss) per Common Share (Diluted)	$0.52	$(0.39)	$2.18	$(3.04)

Weighted Average Common Shares:
Basic	25.2	27.2	25.7	27.4
Diluted	25.8	27.2	26.1	27.4

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
SEGMENT DATA
(in millions)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
		as adjusted		as adjusted
	(unaudited)		(unaudited)
Excess & Surplus Lines
Gross Written Premiums	$131.7	$117.0	$382.9	$357.3
Net Written Premiums	106.9	92.8	313.5	289.3
Earned Premiums	100.8	99.5	295.5	305.8

Underwriting Income	$4.9	$9.8	$24.4	$5.0
Net Investment Income	12.5	13.4	38.5	42.8
Interest Expense	(2.3)	(2.1)	(6.6)	(6.2)
Operating Income Before Taxes	$15.1	$21.1	$56.3	$41.6
Loss Ratio	59.5	55.0	55.7	63.7
Expense Ratio	35.5	35.3	36.0	34.7
GAAP Combined Ratio	95.0%	90.3%	91.7%	98.4%
Commercial Specialty
Gross Written Premiums	$144.8	$151.9	$345.2	$335.1
Net Written Premiums	107.1	122.7	248.1	250.8
Earned Premiums	78.6	82.9	241.8	233.7

Underwriting Loss	$(10.4)	$(7.4)	$(30.6)	$(25.0)
Net Investment Income	6.7	6.6	20.6	21.0
Interest Expense	(1.4)	(1.3)	(4.2)	(3.7)
Fee Income, net	2.4	0.9	2.4	0.4
Operating Loss Before Taxes	$(2.7)	$(1.2)	$(11.8)	$(7.3)

Loss Ratio	79.1	77.6	78.0	76.4
Expense Ratio	34.0	31.3	34.6	34.3
GAAP Combined Ratio	113.1%	108.9%	112.6%	110.7%
International Specialty
Gross Written Premiums	$60.2	$44.4	$202.1	$174.5
Net Written Premiums	36.9	14.0	118.6	87.4
Earned Premiums	33.4	21.3	90.8	76.0

Underwriting Income (Loss)	$4.6	$(14.7)	$15.1	$(69.7)
Net Investment Income	3.1	2.4	10.0	8.1
Interest Expense	(1.1)	(0.8)	(3.1)	(2.3)
Operating Income (Loss) Before Taxes	$6.6	$(13.1)	$22.0	$(63.9)

Loss Ratio	48.0	135.0	45.2	163.9
Expense Ratio	37.4	34.1	36.9	27.9
GAAP Combined Ratio	85.4%	169.1%	82.1%	191.8%
Syndicate 1200
Gross Written Premiums	$148.2	$135.2	$424.5	$335.7
Net Written Premiums	112.8	65.6	285.5	194.9
Earned Premiums	90.8	67.3	242.3	188.2

Underwriting Income (Loss)	$8.3	$(8.7)	$6.8	$(61.3)
Net Investment Income	3.8	4.3	11.4	13.3
Interest Expense	(0.9)	(0.8)	(2.6)	(2.4)
Fee Income, net	0.6	0.5	2.4	1.4
Operating Income (Loss) Before Taxes	$11.8	$(4.7)	$18.0	$(49.0)

Loss Ratio	51.0	67.6	55.2	86.7
Expense Ratio	39.7	45.3	41.9	45.8
GAAP Combined Ratio	90.7%	112.9%	97.1%	132.5%

- more -

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.
RECONCILIATION OF OPERATING INCOME (LOSS) TO NET INCOME (LOSS)
(in millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
		as adjusted		as adjusted
	(unaudited)		(unaudited)

Income (Loss) Before Taxes:
From Operations	$19.1	$(9.8)	$54.9	$(96.6)
Foreign Currency Exchange (Loss) Gain	(9.7)	1.9	(2.8)	(11.1)
Net Realized Investment Gains	8.3	3.9	18.7	37.7
Income (Loss) Before Taxes	17.7	(4.0)	70.8	(70.0)
Income Tax Provision	4.3	6.8	13.8	13.3
Net Income (Loss)	$13.4	$(10.8)	$57.0	$(83.3)

Net Income (Loss) per Common Share (Diluted)	$0.52	$(0.39)	$2.18	$(3.04)

After Tax Net Operating Income (Loss)
Operating Income (Loss) Before Taxes	$19.1	$(9.8)	$54.9	$(96.6)
Income Tax Provision (Benefit) (a)	3.8	(1.5)	11.0	(14.5)
Net Operating Income (Loss) After Tax	$15.3	$(8.3)	$43.9	$(82.1)

Operating Income (Loss) per Common Share (Diluted)
At Assumed Tax Rate:
Income (Loss) (a)	0.55	(0.13)	2.17	(2.17)
Foreign Currency Exchange Loss (Gain) (a)	0.30	(0.06)	0.08	0.34
Net Realized Investment Gains (a)	(0.26)	(0.12)	(0.57)	(1.17)

Operating Income (Loss) per Common Share (Diluted)	0.59	(0.31)	1.68	(3.00)

(a) At assumed tax rate of 20% for 2012 and 15% for 2011.

# # #